Issuer Free Writing Prospectus filed pursuant to Rule 433 Supplementing the Prospectus Supplement dated January 19, 2024 and the Prospectus dated January 19, 2024 Registration No. 333-276616

® TOYOTA I l ncomeDriver Not es " F INAN CIAL SER V ICES Accelerate your investments Toyolo t=inonclol Services' lncomeDriver Noles• offers you on opportunity lo i nvest with o compony you believe in ond o porlne r yo u co n trust. OVERVIEW t=EATURES GET STARTED P R OGRAM DOCUMENTS FAQS Que s tions?Call 1 - 8 4 - 4 - 46 4 - 4 6 73 LOGIN Overview Our l n comeDriver Notes® po y o compet i ti ve in t e r est r o te a n d are redeemable at a ny time. lnco m eDrive r N otes * are not a ban k account or a money mar k et f und a n d are no t i: DIC - in s u re d. ln ca me D r i vo r N o te s * are offered in the U .S. on l y, and on l y by means of a P - rosP - eclus . < > No l ong t <?rm commitments Dolly in terest automat i ca ll y rei n vested monthly Si mp l eonlinc enrollment Why choose lncomeDriver Notes ® ? I - IIGI - IER RETURNS EASY INITIAL INVESTMENT SIMPLE ACCES S TO FUNDS orni n g I scosier withhigh« in t eres t ro t esthan typ i cal sovings accoun ts 1111 it tokes Is $ 500 to start ea r ning with u s No iong - t er m commitments so you co n spend your money how yo u l i ke,whe n you ll e A smarter way to invest Rate Co mp aris o n 1 3 . 75 % C o mpe r e lncomeDriver Notes• rotes to those of other popular i nvestment options and see how you con s tart making more of your inve s tments . 2 0 . 59% 0.07% Incom e D r iver Money Market Interest N o t e s Checking 1 A, of October 201.h.2025. Natiotlol roles for M onoy Mofket ond tn l orff t Chec k ing ore c a lcu l a ted within on onnuolpercentoge y l old. lhb informoUon ls bosed upOtl the ro t , publl hed by the F"ockirol 0. po, il l nw ronc• CorporoU ƒ " - 1lncom.On,,,or t .. • do no l con, titul • o 1avlng1,, dopo. - l o, oUuH boo li a a:o un t ond o r • not ln1ur.d by o, •ubject lo th• p«l'locUonof the F.doral O.po1ll ln .lu r onc. CorpoK1lion , TM fnc:omeDrlv.. - Nol•. - or • not a moMY mor4'.M fund . which or - . typi col ty d ive r1iMd fund1 con1 i .Ung or ,horl term CHbt 14t<Urit1e1of many lawera. and t h ., efo re d o not mee t the d iversrflca tion , ond lnvedmli'lt quohty atondord, aet f ort h lo r money market fut1dt by tl w lnve,tmftnl C ompa ny Act of 19 - 1 0 . Get started today It's n ever too late, or too early, to begin invest i ng wit h a trusted partner li k e To y ota l=inancial Ser vices . Ta k e a l ook at how simple il is ta slort. CD VERlt:Y YOUR E L.I GIB I LITY lncomeOrMtr Notff•ore avo'tloble l o inct.vldvol1 ond onlillo, wrth o U.S. oddr•uando SSN or I ttdorol fox I D numb.. . LE A RN AB OUT YOUR I N V T M E N T lloYltw tht 1W!JG:1$llil, The prospectu, Ii u ,. l .g ol d ocum en t we fi l od with tho S«unt••• and Ul cho n ge Co m m lu lo,, IS£C) that p,.. ldo , dtt01l1obOlit To y ota Mot o r Cntdit Corparollon ond ou r lt!comoOriv., Noto. - p,og,am. ' ƒ ""'h moy h.lp you makeo ,nfotrn.d docislon.. 0 CO M PLETET M EE N ROLL M ENT A PP LI C A TIO N V.Jll ou r H c:v r• •rvollmtnl - .bslt•lo comple, t • y ou r etiro ll rntl \ l oppllcotion ond oloct,onlcally f ond yo,,, In lol lm • " • lmttf'l l from your U .S. bonk o c.cou nl. Co, h and checks cannot be o« tp ttd , 0 START INVESTING Y ou will to rn d oil y in l et.s t on yo,.Jr prlnclpol WIY•itrno - nL Vovr lnlor•tt w .tt be automotkolty r•lnvo odot tho •ncl or eodi month . l:NRO L L N O W Program documents ENROLLMENT Prr,,ocy N olle• Y1iYt T erm1 of U 1e Y1iYt EJ Protpectu s nm ACCOUNT CHANGE FORMS ® Upda t e your pr ofi l e or bank ac coun t in f o r m a tio n YliYl'. Retitle a cu s todi a l i n ve st ment YliYl'. A ut hor izeanAltam e y - in l=aet, Gu a rdian,or Con 1e rvolor YID:t CORPORATE RESOLUTION ld•ntif y i n dividuals w ha <an tranaoct oncorporat e , tru s t. or pa rtn e rship N ot•• YlliW Frequently asked questions e What are lncomeDriver Note s® ? Th e l ncomeDriver No l es• program is o d i rect i nvestment in se n i or nolos issued by T oyoto M ol ar Credit Corporat i on("TMCC" . ) I ncome Driver Notes • poy o variab l e role of interest ond ore redeemable a l any lime. lncomeDriver N ol es • ore not a bon k occounl or o money market fund and ore no t FDIC insured. lncomeDriver Nol es • are offered in the U.S. only, and only by means of o · Review the 12.a1spectu s before youin v est. e Am I eligible t o make an l ncomeDr i ver Notes 9 investment? I ndividual s and entities with o vol i d Socio I Security numbe r (SSN) or U . S . federol toxpoyer identificolion number (TIN) and a U . S . address o r e eligible. l noomeDr i ver N ol es • moy be held individually or jointl y , omong up to threeindividuals, o r by corporations, partnerships , limited liabi l ity companies, firms, ossocloli ons , or os custod i al or tr us t i nvestments. e What is the interest rate? The current i n t erest role i s 3.75%. The interest role is vari a ble ond subject lo change ol any li me . I nte r est is compounded dai l y at t h e rote i n effect eac h doy, based on o 365/366 - doy yeor . e Are l n comeDriver Notes ® FD IC - insured? No . I ncome Dr i ver N otes"' ore not o savings. deposit o r other bank occount ond o r e not insured by or subject to t h e protection of t h e i=edero l Deposit I nsuranceCorpo r ation . e Where can I l earn more about T oyota Motor Credit Corpor ation ? Toyo t a Motor Credit Corporation, which does business unde r t h e Toyota t=inonciol Services (Tt=S) service mar k , l s one of the l argest consumer finance compan i es in the U.S. and one of the hi g h est rnled ca p tiveouto finance companies in t he wor l d . t=or informo li on abou t earnings results, fi l ings w i th the Secu r i ties ond Exchonge Co m mission, and company p r esentations, visi t ou r Investo r Relation s Center . e I - low can I contact the lncomeDriver N otes qi Customer Service Center? You can co n tact the lncomeDrive r No tes • Customer Service Center ot 1 - 8 - 4 , - 4 - 464 - 4673. Our r epr esen t a ti ves ore ovoiloble Mondoy through l=ri d o y between 8 o.m . ond 7 p.m. (ET). You con also review more frequently as k ed questions by clicking here . Eo TOY O TA FINAHCtAL SERVICES I lncomeDrlver Notes • Toyota F.nonc, la l Services ts a Hf'Vke moric use - ct lo moticet the products. of Toyota Motor Credit Corporation a n d lncomeOrrve, - Notes• is o regMered tro morlt of Toy t o a M otor Cted1lCarporotion. Toyota Motor LI'edil CorporatKN'I (1'MCC ) ho 1. fi l ed a rogl,trolion dolttmenl (lnclud1ng o pc - ospedus) wrlh the S.:uritictS and c:honge Co m missio n < - S£C1 for he offonng lo which t.h i :sco mmun lc a bon re l ate s. Before you ln¥O,t.. y ou ahovld read lh.o p,os9odu1 i n that rogistro lion statomont and ot hor documttnt.l TMCCht.n filod w i th th. SEC or .t.ot l oboul TMCCond t h &. offl!'ring . Vov moy got th•so doc:umttnb f or fr •• by vi,fting lho SEC bsrto al www.•e< - 92 ! or by downloading the m . A l lornoli vwly . TM CC wi J I or - rong e to sond you t h • prosp•du, if youn,quttd it by eolHng 1 - 844.,.64 - .467 3. l n col'"9Dri v• r Not•s•oreunwcurod d.ht obltgotion.s soloty of TMCC ond or • not obligal l Qn J of, or dirkily o r lnd. - .ctly guorantll9d. byToyota Molc:, r C Uo n , Toyol<t R no n c Jo l SO:rVk: • s Co rpor a t io , n o r ony of lhQW rnpocH..,.. affi l iotoL Th• lncomoOmer Nolqs4' ...,;II hov• th o *ofit ol etodit su pport ag. - oomenb a, d. Kri d in U,• fi Jed with tho SEC. lnc:ome Dri v _.. Not o do not co n.t itu l o o aovtngs.d.poslt o r olhor bonlrt account oncf or - 9 not insu r ed byor sub;«t tothoprotecttQn of the F•CkProl Ottpodl ln$uro • Corpo«l'tion. lncom•On,.... Notn• oro nol o mo y market fund , wh k h or • ty otlydJVltf'liSed funds con.IIsling of s hort - 1 . • rm debt sK v riUll s of many i:swe,..._ ond therefore do not meet thtt d1v.,sifi.ootionond inv od ment quolrty$1:ondo r ds wt forth for money rJtOric.el fund s by the tnve1irnctnt Compony Act of 19'10.

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